COMMONWEALTH BIOTECHNOLOGIES, INC.
                            (a Virginia corporation)

                         834,000 Shares of Common Stock

                                ($6.00 per share)


                             UNDERWRITING AGREEMENT

                                 July ___, 1997


Anderson & Strudwick, Incorporated
1108 E. Main Street
Richmond, Virginia 23219

Ladies and Gentlemen:

         The undersigned, Commonwealth Biotechnologies, Inc., a Virginia corporation (the "Company"), hereby confirms its agreement with you as follows:

         1. Introduction. This Agreement sets forth the understandings and agreements between the Company and you whereby, subject to the terms and conditions herein contained, you will offer to sell, on a best efforts all-or-none basis on behalf of the Company as provided in Section 4.(a) (the "Offering"), at an offering price of $6.00 per share, 834,000 shares of common stock (the "Common Stock"), to be issued by the Company (the "Shares"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Prospectus prepared by the Company and dated July ___, 1997 (the "Prospectus").

         2. Representations and Warranties of the Company. The Company makes the following representations and warranties to you. Certain exceptions to the representations and warranties are set forth in the disclosure schedule attached hereto as Exhibit A (the "Disclosure Schedule"), and no matter set forth in the Disclosure Schedule shall constitute a breach of the representations and warranties for any purpose of this Agreement.

                  (a) Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (File No. __________) (as defined below, the "Registration Statement") conforming to the requirements of the Securities Act of 1933, as amended (the

"1933 Act"), and the applicable rules and regulations (the "Rules and Regulations") of the Commission. Such amendments to such Registration Statement as may have been required prior to the date hereof have been filed with the Commission, and such amendments have been similarly prepared. Copies of the Registration Statement, any and all amendments thereto prepared and filed with the Commission, and each related Preliminary Prospectus, and the exhibits, financial statements and schedules, as finally amended and revised, have been delivered to you for review.

                           The term "Registration Statement" as used in this
Agreement shall mean the Company's Registration Statement on Form SB-2, including the Prospectus, any documents incorporated by reference therein, and all financial schedules and exhibits thereto, as amended on the date that the Registration Statement becomes effective. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Shares in the form in which it was filed with the Commission pursuant to Rule 424(b) of the 1933 Act or, if no filing pursuant to Rule 424(b) of the 1993 Act is required, shall mean the form of the final prospectus included in the Registration Statement when the Registration Statement becomes effective. The term "Preliminary Prospectus" shall mean any prospectus included in the Registration Statement before it becomes effective. The terms "effective date" and "effective" refer to the date the Commission declares the Registration Statement effective pursuant to Section 8 of the 1933 Act.

                  (b) Adequacy of Disclosure. Each Preliminary Prospectus filed on or after _______________, 1997, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the Rules and Regulations, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use in the Registration Statement. When the Registration Statement shall become effective, when the Prospectus is first filed pursuant to Rule 424(b) of the Rules and Regulations, when any amendment to the Registration Statement becomes effective, when any supplement to the Prospectus is filed with the Commission and on the Closing Date (as hereinafter defined), (i) the Registration Statement, the Prospectus and any amendments thereof and supplements thereto will conform in all material respects with the applicable requirements of the 1933 Act and the Rules and Regulations, and (ii) neither the Registration Statement, the Prospectus nor any amendment or supplement thereto will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use in the Registration Statement.

                  (c) No Stop Order. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus with respect to the Shares, and no proceedings for that purpose have been instituted or threatened by the Commission or the state securities or blue sky authority of any jurisdiction.

                  (d) Company: Organization and Qualification. The Company has been duly incorporated and is validly existing in good standing as a corporation under the laws of the Commonwealth of Virginia with all requisite corporate power and authority to enter into this Agreement, to conduct its business as now conducted and as proposed to be conducted, and to own and operate its properties, investments and assets, as described in the Registration Statement and Prospectus, and is qualified to do business and in good standing as a foreign corporation in each other jurisdiction in which the failure so to qualify could reasonably be expected to have a material adverse effect on the Company. Except as set forth on the Disclosure Schedule, the Company is not in violation of any provision of its articles of incorporation, bylaws or other governing documents and is not in default under or in breach of, and does not know of the occurrence of any event that with the giving of notice or the lapse of time or both would constitute a default under or breach of, any term or condition of any material agreement or instrument to which it is a party or by which any of its properties, investments or assets is bound, except as disclosed in the Registration Statement and Prospectus. The Company does not own or control, directly or indirectly, any other corporation, association, or other entity. The Company has furnished to you copies of its articles of incorporation and bylaws, as amended, and all such copies are true, correct and complete and contain all amendments thereto through the Closing Date.

                  (e) Validity of Shares. The Shares have been duly and validly authorized by the Company, and upon issuance, will be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and will conform to the description thereof contained in the Prospectus. The preferences, rights and limitations of the Shares are set forth in the Prospectus under the caption "Description of Capital Stock". No party has any preemptive rights with respect to any of the Shares or any right of participation or first refusal with respect to the sale of the Shares by the Company. No person or entity holds a right to require or participate in the registration under the 1933 Act of the Shares pursuant to the Registration Statement except for those persons and entities whose shares of Common Stock or other securities are being so registered in the Registration Statement; and, except as set forth in the Prospectus, no person holds a right to require registration under the 1933 Act of any Common Stock of the Company at any other time. The form of certificates evidencing the Shares complies with all applicable requirements of Virginia law.

                  (f) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Description of Capital Stock." All of the issued and outstanding shares of Common Stock of the Company have been duly authorized, validly issued, fully paid and are non-assessable. Except as disclosed in the

Prospectus or as set forth on the Disclosure Schedule, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

                  (g) Full Power: Company. The Company has full legal right, power, and authority to enter into this Agreement and the Escrow Agreement among the Company, _____________________ (the "Escrow Agent") and you (the "Escrow Agreement"), to issue and deliver the Shares as provided herein and in the Prospectus and to consummate the transactions contemplated herein and in the Prospectus. Each of this Agreement and the Escrow Agreement have been duly authorized, executed, and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors' rights generally, regardless of whether such enforceability is considered in equity or at law, (ii) general equity principles, and (iii) limitations imposed by federal and state securities laws or the public policy underlying such laws regarding the enforceability of indemnification or contribution provisions.

                  (h) Disclosed Agreements. All agreements between or among the Company and third parties expressly referenced in the Prospectus are legal, valid, and binding obligations of the Company, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by
(i) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors' rights generally, regardless of whether such enforceability is considered in equity or at law, (ii) general equity principles and (iii) limitations imposed by federal or state securities laws or the public policy underlying such laws regarding the enforceability of indemnification or contribution provisions.

                  (i) Consents. Except as disclosed in the Registration Statement and Prospectus or as set forth on the Disclosure Schedule, each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body or any other third party necessary for the valid authorization, issuance, sale and delivery of the Shares, the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby and by the Registration Statement and Prospectus, except such as may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or under state securities laws has been made or obtained and is in full force and effect.

                  (j) Litigation. There is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit, proceeding, inquiry, or investigation before or by any court or any federal, state, or local governmental authority or agency to which the Company may be a party, or to which any of the properties or rights of the Company may be subject, that is not described in the Registration Statement and Prospectus and
(i) that may reasonably be expected to result in any material adverse change in the condition (financial or otherwise) or business of the Company; or (ii) that may reasonably be expected to materially adversely affect any of the material properties of the Company; or (iii) that may reasonably be expected to adversely affect the consummation of the transactions contemplated by this Agreement, nor, to the knowledge of the Company, is there any meritorious basis therefor.

                  (k) Financial Statements. The financial statements of the Company together with related schedules and notes included in the Registration Statement and Prospectus present fairly the financial position of the Company as of the dates indicated and the results of operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved. The financial statement schedules included in the Registration Statement and the amounts in the Prospectus under the captions "Prospectus Summary-Summary Financial Information" and "Selected Financial Data" fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement and the Prospectus. No other financial statements or schedules are required by Form SB-2 or otherwise to be included in the Registration Statement, the Prospectus or any Preliminary Prospectus. The unaudited pro forma financial information (including the related notes) included in the Prospectus or any Preliminary Prospectus complies as to form in all material respects to the applicable accounting requirements of the 1933 Act and the Rules and Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable. Such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified.

                  (l) Independent Accountants. Goodman & Company, L.L.P., the accountants that have expressed an opinion on the financial statements that are included in the Registration Statement and Prospectus are, and Goodman & Company, L.L.P. was during the periods covered by their Reports included in the Registration Statement and Prospectus, with respect to the Company, to the Company's knowledge, independent public accountants as required by the 1933 Act and the Rules and Regulations.

                  (m) Disclosed Liabilities. The Company has not sustained, since December 31, 1996, any material loss or interference with its business from fire, explosion, flood, hurricane, accident, or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators' or court or governmental action, order, or decree, otherwise than as set forth or contemplated in the Registration Statement and Prospectus; and, since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as otherwise stated in the Registration Statement and Prospectus or as set forth on the

Disclosure Schedule, there has not been (i) any material change in the capital stock, long-term debt, obligations under capital leases, or short-term borrowings of the Company, (ii) any material adverse change, or any development that could be reasonably be seen as involving a prospective material adverse change in or affecting the business, prospects, properties, assets, results of operations or condition (financial or other) of the Company, (iii) any liability or obligation, direct or contingent, incurred or undertaken by the Company that is material to the business or condition (financial or other) of the Company, except for liabilities or obligations incurred in the ordinary course of business, (iv) any declaration or payment of any dividend or distribution of any kind on or with respect to the capital stock of the Company, or (v) any transaction that is material to the Company, except transactions in the ordinary course of business or as otherwise disclosed in the Registration Statement and Prospectus.

                  (n) Required Licenses and Permits. Except as disclosed in the Prospectus, the Company owns, possesses, has obtained or in the ordinary course of business will obtain, and has made available for your review, all material permits, licenses, franchises, certificates, consents, orders, approvals, and other authorizations of governmental or regulatory authorities as are necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, or as contemplated in the Prospectus to be conducted (the "Permits"), and the Company has not received any notice of proceedings relating to revocation or modification of any such Permits.

                  (o) Internal Accounting Measures. To the knowledge of the Company, the Company's system of internal accounting controls taken as a whole is sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's financial statements; and, to the knowledge of the Company, none of the Company or any employee or agent thereof, has made any payment of funds of the Company, or received or retained any funds of the Company, and no funds of the Company have been set aside to be used for any payment, in each case in violation of any law, rule, or regulation.

                  (p) Taxes. The Company has timely filed all required federal and state tax returns, and has paid all taxes that have become due and have no tax deficiency asserted against the Company, and the Company does not know of any tax deficiency that is likely to be asserted against the Company that if determined adversely to the Company, would, either individually or in the aggregate, have a material adverse effect on the business, prospects, properties, assets, results of operations, or condition (financial or otherwise) of the Company. All tax liabilities are adequately provided for on the books of the Company.

                  (q) Compliance with Instruments. Except as set forth on the Disclosure Schedule, the execution, delivery and performance of this Agreement and the Escrow Agreement, the compliance with the terms and provisions hereof and the consummation of the transactions contemplated herein, therein and in the Registration Statement and Prospectus by the Company, do not and will not violate or constitute a breach of, or default under (i) the articles of incorporation or bylaws of the Company; (ii) any of the material terms, provisions, or conditions of any material instrument, agreement, or indenture to which the Company is a party or by which it is bound or by which its business, assets, investments or properties may be affected; or
(iii) any order, statute, rule, or regulation applicable to the Company, or any of its business, investments, assets or properties, of any court or any federal, state or local (to the knowledge of the Company) governmental authority or agency having jurisdiction over the Company, or any of its business, investments, properties or assets; and to the knowledge of the Company do not and will not result in the creation or imposition of any lien, charge, claim, or encumbrance upon any property or asset of the Company.

                  (r) Insurance. The Company maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for its business and, to the knowledge of the Company, consistent with insurance coverage maintained by similar companies and similar businesses, all of which insurance is in full force and effect.

                  (s) Work Force. To the knowledge of the Company, no general labor problem exists or is imminent with the employees of the Company.

                  (t) Securities Matters. The Company and its officers, directors, or affiliates have not taken and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in or constitute the stabilization or manipulation of any security of the Company or to facilitate the sale or resale of the Shares.

                  (u) Environment. To the Company's knowledge, after due inquiry, the Company has duly complied with, and its business, operations, assets, equipment, property, leaseholds or other facilities are in compliance with, the provisions of all federal, state and local environmental, health, nuclear regulatory and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. To the Company's knowledge, after due inquiry, the Company has been issued, or in the ordinary course of business is in the process of obtaining, and will maintain all required federal, state and local permits, licenses, certificates and approvals relating to (1) air emissions, (2) discharges to surface water or groundwater, (3) noise emissions,
(4) solid or liquid waste disposal, (5) the use, generation, storage, transportation or disposal of radioactive or otherwise toxic or hazardous substances or wastes (which shall include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous), or (6) other environmental, health, nuclear regulatory or safety matters. The Company has not received notice of, and does not know of or suspect facts which might constitute violations of any federal, state or local environmental, health, nuclear regulatory or safety laws, codes or ordinances, or any rules or regulations promulgated thereunder with respect to its business, operations, assets, equipment, property, leaseholds, or other facilities, which could reasonably be expected to have a material adverse effect on the Company. Except in accordance with a valid governmental permit, license, certificate or approval, the Company has made no emission, spill, release or discharge into or upon (1) the air, (2) soils, or any improvements located thereon, (3) surface water or groundwater, or (4) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any radioactive or otherwise toxic or hazardous substances or wastes at or from the premises of the Company. To the knowledge of the Company, there has been no complaint, order, directive, claim, citation or notice by any governmental authority or any person or entity with respect to (1) air emissions, (2) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises, (3) noise emissions, (4) solid or liquid waste disposal, (5) the use, generation, storage, transportation or disposal of radioactive or otherwise toxic or hazardous substances or waste, or (6) other environmental, health or safety matters affecting the Company or its business, operations, assets, equipment, property, leaseholds or other facilities. To the knowledge of the Company, the Company does not have any indebtedness, obligation or liability (absolute or contingent, matured or not matured), with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous wastes or other radioactive or otherwise toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal).

                  (v) Investment Company Act. The Company is not, and will not become as a result of the consummation of the Offering, an "investment company" or an entity which that "controls" or is "controlled by" an "investment company," as such terms are defined under the Investment Company Act of 1940, as amended (the "1940 Act").

                  (w) Receipt of Commissions and Fees. Except as stated in or contemplated by the Prospectus, neither the Company nor any affiliate of the Company has received or is entitled to receive, directly or indirectly, any compensation or other benefit, including, but not limited to, any finder's fee, acquisition fee, selection fee, nonrecurring management fee or other fee or commission, relating to the investments of the Company.

                  (x) Payment of Commissions and Fees. Except as stated in or contemplated by the Prospectus, neither the Company nor any affiliate of the Company has paid or awarded, nor will any such person pay or award, directly or indirectly, any commission or other compensation to any person engaged to render investment advice to a potential purchaser of Shares as an inducement to advise the purchase of Shares.

         3. Representations and Warranties of Placement Agent. You represent and warrant to the Company that:

                  (a) You are a member, in good standing, of the National Association of Securities Dealers, Inc. ("NASD"), and are duly registered as a broker-dealer under the 1934 Act, and under the laws of each state in which you propose to offer the Shares, except where such registration would not be required by law.

                  (b) This Agreement when accepted and approved will be duly authorized, executed and delivered by you and is a valid and binding agreement of you, enforceable in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors' rights generally, regardless of whether such enforceability is considered in equity or at law, (ii) general equity principles, and (iii) limitations imposed by federal and state securities laws or the public policy underlying such laws regarding the enforceability of indemnification or contribution provisions.

                  (c) The consummation of the transactions contemplated by the Prospectus relating to the Offering will not violate or constitute a breach of, or default under, your articles of incorporation or bylaws, or any material instrument, agreement, or indenture to which you are a party, or violate any order applicable to you of any federal or state regulatory body or administrative agency having jurisdiction over you or your property.

         4.       Sale of Shares.

                  (a) Exclusive Agency. The Company hereby appoints you as its exclusive agent to offer for sale, and hereby agrees to sell during the Offering Period (as defined in Section 4.(c)), 834,000 Shares of Common Stock, and on the basis of the representations and warranties herein contained but subject to the terms and conditions herein set forth, you accept such appointment and agree to use your best efforts as agent to offer the Shares for sale for the account of the Company, on a cash basis only at the offering price of $6.00 per Share. During the Offering Period, the Company will not sell or agree to sell any debt or equity securities otherwise than through you. Subject to your commitment to the sell the Shares on a "best efforts all-or-none basis" as provided herein, nothing in this Agreement shall prevent you from entering into an agency agreement, underwriting agreement, or other similar agreement governing the offer and sale of securities with any other issuer of securities, and nothing contained herein shall be construed in any way as precluding or restricting your right to sell or offer for sale securities issued by any other person, including securities similar to, or competing with, the Shares. It is understood between the parties that there is no firm commitment by you to purchase any or all of the Shares.

                  (b) Obligation to Offer Shares. Your obligation to offer the Shares is subject to receipt by you of written advice from the Commission that the Registration Statement is effective, is subject to the Shares being qualified for offering under applicable laws in the states as may be reasonably designated by you, is subject to the absence of any prohibitory action by any governmental body, agency, or official, and is subject to the terms and conditions contained in this Agreement and in the Registration Statement.

                  (c) Offering Termination Date. The "Offering Period" shall commence on the day that the Prospectus is first made available to prospective investors in connection with the offering for sale of the Shares and shall continue until the "Offering Termination Date," which shall be the earlier of
(i) the date all of the Shares offered have been sold, (ii) November 21, 1997, or (iii) an earlier termination date as determined by you as permitted herein. The Company and you agree that unless all of the 834,000 Shares offered are sold on or before the Offering Termination Date, the agency between the Company and you will terminate, and the full proceeds that have been paid for the Shares will be returned to the purchasers.

                  (d) Escrow Agent. Prior to the sale of all of the Shares, all funds received from purchasers of the Shares shall be placed in an escrow account (the "Escrow Account") with the Escrow Agent pursuant to the Escrow Agreement, the form of which is attached as Exhibit 1.3 to the Registration Statement, and all payments of, from or on account of such funds shall be made pursuant to the Escrow Agreement. In the event that all of the Shares are not sold on or before the Offering Termination Date, all funds then held in the Escrow Account shall be returned promptly to the respective purchasers as provided in the Escrow Agreement.

                  (e) Closing Date. As and when the closing of the Offering is effected, which shall be on or before the Offering Termination Date, and proceeds from the Shares sold are received and accepted, on such date (the "Closing Date") and at such time and place as determined by you (which determination shall be subject to the satisfaction on such date of the conditions contained herein), the funds received from purchasers will be delivered by the Escrow Agent to the Company, by wire transfer of immediately available funds, except for the Selling Commissions payable to you and to selected dealers on your behalf ("Selected Dealers") on the Closing Date pursuant to the provisions of Section 4.(f) of this Agreement (which Selling Commissions shall be delivered to you by the Escrow Agent on behalf of the Company on the Closing Date).

                  (f) Selling Commissions. In consideration for your execution of this Agreement and for the performance of your obligations hereunder, the Company agrees to pay you, as provided in Section 4.(e) of this Agreement, by wire transfer of immediately available funds on the Closing Date, if any, a Selling Commission computed at the rate of eight percent (8.0%) of the public offering price of the Shares sold by you. With respect to Shares sold by Selected Dealers, the Escrow Agent shall pay the Selected Dealer on your behalf a Selling Commission computed at the rate of four percent (4%) of the public offering price per Share and shall pay you a Selling Commission of four percent (4%) of the public offering price per Share. In addition, on the Closing Date, we will issue to you a warrant for the purchase of

83,400 additional shares of Common Stock, substantially in the form of Exhibit B attached to this Agreement.

                  (g) Finder's Fees. Except as set forth in the Registration Statement or Prospectus, neither you nor the Company, directly or indirectly, shall pay or award any finder's fee, commission, or other compensation to any person engaged by a potential purchaser for investment advice as an inducement to such advisor to advise the purchase of the Shares or for any other purpose.

                  (h) Delivery of Share Certificates. Delivery of certificates in definitive form representing the Shares shall be made at the offices of Newbridge Securities, Inc. or at such other place as shall be agreed upon by the Company and you, on such date as you may request (the "Date of Delivery"). The certificates representing the Shares shall be in such denominations and registered in such names as you may request in writing at least three full business days before the Date of Delivery. The certificates representing the Shares will be made available for examination and packaging at the offices of Newbridge Securities, Inc. or at such other place as shall be agreed upon by the Company and you, not later than at least two (2) full business days prior to each Date of Delivery.

         5.       Covenants.

                  (a) Covenants of the Company. The Company covenants with you as follows:

                           (i)      Notices.  The Company immediately will
notify you, and confirm such notice in writing, (A) of any fact that would make inaccurate any representation or warranty by the Company, and (B) of any change in facts on which your obligation to perform under this Agreement is dependent.

                           (ii)     Effectiveness of Registration Statement.
The Company will use its best efforts to cause the Registration Statement to become effective (if not yet effective at the date and time this Agreement is executed and delivered by the parties hereto). If the Company elects to rely upon Rule 430A of the Rules and Regulations or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, and subject to the provisions of Section 5.(a)(iii) of this Agreement, the Company will comply with the requirements of Rule 430A and will file the Prospectus, properly completed, pursuant to the applicable provisions of Rule 424(b) within the time prescribed. The Company will notify you immediately, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus, or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission to amend the Registration Statement or amend or supplement the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any such purposes. The Company will use all reasonable efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the withdrawal thereof at the earliest possible moment.

                           (iii)            Amendments to Registration Statement
and Prospectus. The Company will not at any time file or make any amendment to the Registration Statement, or any amendment or supplement (i) to the Prospectus, if the Company has not elected to rely upon Rule 430A, or (ii) if the Company has elected to rely upon Rule 430A, to either the Prospectus included in the Registration Statement at the time it becomes effective or to the Prospectus filed in accordance with Rule 424(b), in either case if you shall not have previously been advised and furnished a copy thereof a reasonable time prior to the proposed filing, or if you or your counsel shall reasonably object to such amendment or supplement; provided, however, that if you shall have objected to such amendment or supplement, you shall cease your efforts to sell the Shares until an amendment or supplement is filed.

                           (iv)     Delivery of Registration Statement.  The
Company has delivered to you or will deliver to you, without expense to you, at such locations as you shall request, as soon as the Registration Statement or any amended Registration Statement is available, such number of signed copies of the Registration Statement as originally filed and of amended Registration Statements, if any, copies of all exhibits and documents filed therewith, and signed copies of all consents and certificates of experts, as you may reasonably request.

                           (v)      Delivery of Prospectus.  The Company will
deliver to you at its expense, from time to time, as many copies of each Preliminary Prospectus as you may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will deliver to you at its expense, as soon as the Registration Statement shall have become effective and thereafter from time to time as requested during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as supplemented or amended) as you may reasonably request. The Company will comply to the best of its ability with the 1933 Act and the Rules and Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the prospectus. If the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered not misleading or, if for any reason it shall be necessary during the same period to amend or supplement the Prospectus in order to comply with the 1933 Act, the Company will notify you and upon your request prepare and furnish without charge to you and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance, and in case you are required to deliver a prospectus in connection with sales of any of the Shares at any time after __________________, upon your request but at your expense, the Company will prepare and deliver to you as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

                           (vi)     Blue Sky Qualification.  The Company, in
good faith and in cooperation with you, will use its best efforts to qualify the Shares for offering and sale under the applicable "blue sky" or securities laws of such jurisdictions as you from time to time may reasonably designate and to maintain such qualifications in effect until the date on which the Company ceases to be obligated to maintain the effectiveness of the Registration Statement, as provided in Section 5.(a)(xvi) below; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to make any undertakings in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

                           (vii)            Financial and Other Information.

                                    (A)     Earnings Statement.  The Company
will make generally available to its securityholders, in the manner specified in Rule 158(b) under the 1933 Act and deliver to you as soon as practicable and in any event not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement meeting the requirements of Rule 158(a) under the 1933 Act covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

                                    (B)     Annual and Quarterly Reports.  The
Company will furnish to its securityholders, as soon as practicable after the end of each respective period, annual reports (including financial statements audited by independent public accountants) and unaudited quarterly reports of operations for each of the first three quarters of the fiscal year. For a period through and including ___________, 2002, the Company will furnish to you: (i) concurrently with the date on which the same shall be sent to the securityholders of the Company, if applicable, and in any event not later than sixty (60) days after the end of each fiscal quarter of the Company, statements of operations of the Company for each of the first three quarters in the form furnished to the Company's securityholders; (ii) concurrently with the date on which the same shall be sent to the securityholders of the Company, if applicable, and in any event not later than one hundred twenty (120) days after the end of each fiscal year of the Company, a balance sheet of the Company as of the end of such fiscal year, together with statements of operations, of cash flows, and of securityholders' equity of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of independent public accountants;
(iii) as soon as they are available, copies of all reports (financial or otherwise) mailed to securityholders; and (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange, or the NASD. During the period through and including ___________, 2002, the foregoing financial statements shall be made on a consolidated basis to the extent that the accounts of the Company are consolidated with any subsidiaries, and shall be accompanied by similar financial statements for any significant subsidiary that is not so consolidated.

                                    (C)     Press Releases.  For a period
through and including ______________, 2002, the Company will furnish to you, concurrently with the release thereof, one copy of every press release to be issued and every material news item and article in respect of the Company or its affairs to be released by the Company; and promptly, such additional documents and information with respect to the Company and its affairs as you from time to time may reasonably request.

                                    (D)     Other Information.  For a period
through and including ____________, 2002, the Company will furnish to you any additional information of a public nature concerning the Company or its business that you may reasonably request in writing.

                                    (E)     Notice of Major Events.  Until the
Offering Termination Date, the Company will notify you in writing promptly, but in any event not later than two (2) business days after any officer of the Company becomes aware of the occurrence of any of the following events:

                                            (1)      Material Litigation.  The
Company shall have become a party to one or more suits, actions or proceedings which, if adversely determined, could have a material adverse effect on the business, properties, operations or condition, financial or otherwise, of the Company taken as a whole;

                                            (2)      Defaults.  The Company has
received notice of any default or failure to perform any covenant or failure to maintain any representation or warranty by the Company under any agreement relating to indebtedness for money borrowed to which the Company is a party;

                                            (3)      Material Adverse Change.
Any condition shall exist (i) which would cause the representations and warranties set forth herein to not be true and correct in all material respects or (ii) which has resulted in or which is likely, in the reasonable judgment of the Company, to result in a material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company taken as a whole.

                           (viii)           Application of Net Proceeds.  The
Company will apply the net proceeds received from the sale of the Shares in all material respects as set forth in the Prospectus under the caption "Use of Proceeds."

                           (ix)     Solicitation of Purchasers; Right of First
Refusal.

                                    (A)     Except as hereinafter specified, the
Company will not, and will not permit any of its affiliates or agents to, (1) engage in any offering or placement of any debt or equity security or long-term debt other than in a commercial lending transaction, or pursuant to a stock incentive plan, or in a transaction that would result in a change in control as defined in the Incentive Plan for a period of three (3) years from the Closing Date for which you are not acting as the underwriter or sales or placement agent, unless you shall have failed to exercise a right of first refusal to act as the underwriter or sales agent for the proposed offering within fifteen (15) days of a notice from the Company of the proposed terms of the offering, (2) solicit the purchasers of Shares in connection with any other offering of any security for a period of three (3) years from the Closing Date, unless you shall have been given a right of first refusal to conduct such solicitation or you are notified and compensated therefor in an amount equal to 8.0% of the purchase price of any securities purchased by any such purchaser, or (3) furnish the names of such purchasers or of other potential investors obtained through you to any person other than as may be required in connection with the normal and usual conduct by the Company of its business or required by court order or law.

                                    (B)     The Company agrees and understands
that a violation of the provisions of Section 5.(a)(ix)(A)(2) or (3) of this Agreement will cause you irreparable harm and injury and that any money damages you receive will not compensate you for any breach thereof. Accordingly, the Company agrees that, in addition to monetary damages, you will be entitled to all such equitable relief including, without limitation, injunctive relief, as a court of equity or proper jurisdiction shall deem appropriate in the circumstances. Such relief shall not be exclusive of any rights you may have at law or in equity. All of the rights and remedies you have hereunder shall be cumulative and not alternative. The provisions of this Section shall not limit your remedies upon the breach by the Company of any other section of this Agreement.

                           (x)      Cooperation with Your Due Diligence.  At all
times prior to the Offering Termination Date, the Company will cooperate with you in such investigation as you may make or cause to be made of all the business and operations of the Company in connection with the sale of the Shares, and will make available to you in connection therewith such information in its possession as you may reasonably request, all of which you agree to safeguard as the confidential information of the Company and to refrain from using for any purpose adverse to the interests of the Company.

                           (xi)     Transfer Agent.  The Company will maintain a
transfer agent and, if necessary under applicable jurisdictions, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

                           (xii)            Nasdaq.  The Company will use its
reasonable best efforts to maintain the quotation of its shares of Common Stock on The Nasdaq Small Cap Market.

                           (xiii)           Actions of Company, Officers,
Directors, and Affiliates. The Company will not and will use its best efforts to cause its officers, directors, and affiliates not to (i) take, directly or indirectly, prior to termination of the offering contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or that may cause or result in, or that might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) other than under this Agreement, sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company.

                           (xiv)            Transactions with Affiliates.  The
Company will not, and will not permit any wholly-owned subsidiary to, sell or transfer any assets or services to, or purchase or acquire any assets or services of, or otherwise engage in any transaction with, any of their respective affiliates, except in the ordinary course of business and upon fair and reasonable terms no less favorable than the Company or such wholly-owned subsidiary could obtain or could become entitled to in an arm's-length transaction with a person which was not any such affiliate.

                           (xv)     Nasdaq National Market.  The Company will
use its reasonable best efforts to obtain the approval of its shares of Common Stock for quotation on The Nasdaq National Market as soon as practicable, and to maintain such status thereafter.

                           (xvi)            Maintenance of Registration.  The
Company will maintain the effectiveness of the Registration Statement, and file and use its best efforts to secure and maintain the effectiveness of all appropriate post-effective amendments to the Registration Statement, until the earlier to occur of (A) the sale of all shares of Common Stock and warrants to purchase Common Stock that are included in the Registration Statement, other than the Shares (collectively, the "Other Securities"), or (B) your written consent to remove from registration any of the unsold Other Securities.

                  (b) Your Covenants. You covenant with the Company as follows:

                           (i)      Information Provided.  You have not provided
and will not provide to the purchasers of Shares any written or oral information regarding the business of the Company, including any representations regarding the Company's financial condition or financial prospects, other than such information as is contained in the Prospectus. You further covenant that you will use your best efforts to comply in the offering of the Shares with such purchaser suitability requirements as may be imposed by state securities or blue sky requirements.

                           (ii)     Prospectus Supplements.  Until the
termination of this Agreement, if any event affecting the Prospectus, the Company or you shall occur which, in the opinion of counsel to the Company, should be set forth in a supplement to the Prospectus, you agree to distribute each supplement of the Prospectus to each person who has previously received a copy of the Prospectus from you and you further agree to include such supplement in all future deliveries of the Prospectus. You agree that following notice from the Company that a supplement to the Prospectus is necessary, you will cease further efforts to sell the Shares until such a supplement is prepared and delivered to you.

                           (iii)            Compliance with Laws, Etc.  In your
sale of the Shares, you will comply in all material respects with applicable federal and state laws, rules and regulations and the rules and regulations of applicable self-regulatory organizations (provided, however, that you shall be deemed not to have breached this covenant if your failure to so comply is based on a breach by the Company of any of its representations, warranties or covenants contained in this Agreement and you shall have complied with Section 5.(b)(ii) above).

         6. Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, and subject to the provisions of Section 10 of this Agreement, the Company hereby agrees that it will pay all fees and expenses incident to the performance of its obligations under this Agreement (excluding fees and expenses of counsel for you, except as specifically set forth below), including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to you, (b) the preparation, printing, and distribution of this Agreement, any Selected Dealer Agreement, the certificates representing the Shares, the Blue Sky Memoranda, and any instruments relating to any of the foregoing, (c) the issuance and delivery of the Shares, including any transfer taxes payable thereon, (d) the fees and disbursements of the Company's counsel and accountants, (e) the qualification of the Shares under applicable securities laws in accordance with Section 5.(a) of this Agreement and any filing fee paid in connection with the review of the offering by the NASD, including filing fees and fees and disbursements made in connection therewith and in connection with the Blue Sky Memoranda supplied to you by counsel for the Company, (f) all costs, fees, and expenses in connection with the application for qualifying the Shares for quotation on the Nasdaq Small Cap Market, (g) the transfer agent's and registrar's fees and all miscellaneous expenses referred to in Item 25 of the Registration Statement, (h) costs related to travel and lodging incurred by the Company and its representatives relating to meetings with and presentations to prospective purchasers of the Shares reasonably determined by you to be necessary or desirable to effect the sale of the Shares to the public, (i) any escrow arrangements in connection with the transactions described herein, including any compensation or reimbursement to the Escrow Agent for its services as such, and
(j) all other costs and expenses incident to the performance of the Company's obligations hereunder that are not otherwise specifically provided for in this Section.

         7. Conditions of Your Obligations. Your obligations hereunder shall be subject to, in your discretion, the following terms and conditions:

                  (a) Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:30 p.m. on the date of this Agreement or, at such later time or on such later date as you may agree to in writing; and as of the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of your counsel.

                  (b) Closing Date Matters. On the Closing Date, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the Rules and Regulations and in all material respects shall conform to the requirements of the 1933 Act and the Rules and Regulations; the Company shall have complied in all material respects with Rule 430A (if it shall have elected to rely thereon) and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding at law or in equity shall be pending or, to the Company's knowledge, threatened against the Company that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding could materially adversely affect the business, prospects, assets, results of operations or condition (financial or otherwise) of the Company other than as set forth in the Prospectus, (iv) the Company shall have complied with all agreements and satisfied all conditions on their part to be performed or satisfied on or prior to the Closing Date, and (v) the representations and warranties of the Company set forth in Section 2 of this Agreement shall be accurate in all material respects as though expressly made at and as of the Closing Date. On each Closing

Date, you shall have received a certificate executed by the President of the Company, dated as of the Closing Date, to such effect and with respect to the following additional matters: (A) the Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus has been issued, and no proceedings for that purpose have been instituted or are pending or, to his knowledge, threatened under the 1933 Act; and (B) he has reviewed the Registration Statement and the Prospectus and, when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus and any amendments or supplements thereto contained all statements and information required to be included therein or necessary to make the statements therein not misleading and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus that has not been so set forth.

                  (c) Opinions of LeClair Ryan. At the Closing Date, you shall receive the opinion of LeClair Ryan, a Professional Corporation, counsel for the Company, in form and substance reasonably satisfactory to you, to the effect of Exhibit C.

                  (d) Opinion of Your Counsel. At the Closing Date, you shall receive the favorable opinion of Willcox & Savage, P.C., your counsel, with respect to such matters as you may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass on such matters.

                  (e) Independent Public Accountants. At the time that this Agreement is executed by the Company, you shall have received from Goodman & Company, L.L.P. a letter, dated the date hereof, in form and substance satisfactory to you, confirming that they are independent public accountants with respect to the Company within the meanings of the 1933 Act and the Rules and Regulations, and stating in effect that:

                           (i)      in their opinion, the financial statements
and any supplementary financial information and schedule included in the Registration Statement and covered by their opinion therein comply as to form and in all material respects with the applicable accounting requirements of the 1933 Act and the Rules and Regulations;

                           (ii)     on the basis of limited procedures (set
forth in detail in such letter and made in accordance with such procedures as may be specified by you) not constituting an audit in accordance with generally accepted auditing standards, consisting of (but not limited to) a reading of the latest available internal unaudited financial statements of the Company, a reading of the minute books of the Company, inquiries of officials of the Company responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention to cause them to believe that:

                                    (A)     the unaudited financial statements
and supporting schedule and other unaudited financial data of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the Rules and Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement;

                                    (B)     any other unaudited income statement
data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited financial statements included in the Prospectus;

                                    (C)     any unaudited pro forma financial
information included in the Prospectus does not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the Rules and Regulations or the pro forma adjustments have not been properly applied to historical amounts in the compilation of that information;

                                    (D)     at a specified date not more than
five (5) days prior to the date of such letter, there was any change in the capital stock or long-term debt or obligations of the Company or there were any decreases in net current assets or net assets, shareholders' equity, or other items specified by you from that set forth in the Company's balance sheet at March 31, 1996, except as described in such letter; and

                                    (E)     for the period from ____________,
1997 to a specified date not more than five (5) days prior to the date of such letter, there were any decreases in revenues or operating income before interest, depreciation and amortization for the Company, in each case as compared with the corresponding period of the preceding year, except in each case for decreases that the Prospectus discloses have occurred or may occur or that are described in such letter; and

                           (iii)            in addition to the procedures
referred to in clause (ii) above and the examination referred to in their Reports including in the Registration Statement, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages, and financial information specified by you that are derived from the general accounting records of the

Company, that appear in the Registration Statement or the exhibits or schedules thereto and are specified by you, and have compared such amounts, percentages, and financial information with the accounting records of the Company and with material derived from such records and have found them to be in agreement.

                  (f) Updated Comfort Letter. At each Closing Date, you shall have received from Goodman & Company, L.L.P. a letter, in form and substance satisfactory to you and dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 7.(e) above, except that the specified date referred to shall be a date not more than five (5) days prior to the Closing Date.

                  (g) Post-Financial Developments. In the event that either of the letters to be delivered pursuant to Sections 7.(e) and 7.(f) above sets forth any changes, decreases or increases, it shall be a further condition to your obligations that you shall have reasonably determined, after discussions with officers of the Company responsible for financial and accounting matters and with Goodman & Company, L.L.P., that such changes, decreases or increases as are set forth in such letter do not reflect a material adverse change in the capital stock, long-term debt, obligations under capital leases, total assets, net current assets, or shareholders' equity of the Company as compared with the amounts shown in the latest consolidated pro forma balance sheet of the Company, or a material adverse change in the revenues or operating income before interest, depreciation and amortization for the Company in each case as compared with the corresponding period of the prior year.

                  (h) Additional Information. On the Closing Date, you shall have been furnished with all such documents, certificates and opinions as you may reasonably request for the purpose of enabling your counsel to pass upon the issuance and sale of the Shares as contemplated in this Agreement and the matters referred to in Section 7.(b), and in order to evidence the accuracy and completeness of, any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Date in connection with the authorization, issuance and sale of the Shares as contemplated in this Agreement, shall be satisfactory in form and substance to you and to your counsel. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request. Any certificate signed by any officer, partner, or other official of the Company and delivered to you or your counsel shall be deemed a representation and warranty by the Company to you as to the statements made therein.

                  (i) Adverse Events. Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or The Nasdaq National Market, (ii) a general moratorium on commercial banking activities in Virginia or

New York declared by either federal or state authorities, as the case may be,
(iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war if the effect of any such event specified in this clause (iii) in your reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus, or (iv) such a material adverse change in general economic, political, financial or international conditions affecting financial markets in the United States having a material adverse impact on trading prices of securities in general, as, in your reasonable judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

                  (j) NASD Review. The NASD, upon review of the terms of the public offering of the Shares, shall not have objected to such offering, the terms of the offering or your participation in the offering.

                  (k) Nasdaq Quotation. The Shares shall be approved for quotation on The Nasdaq Small Cap Market.

                  If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party, except as provided in Sections 6 and 10. Notwithstanding any such termination, the provisions of Section 8 shall remain in effect.

         8.       Indemnification and Contribution.

                  (a) Indemnification by the Company. The Company will indemnify and hold you harmless against any losses, claims, damages, or liabilities, joint or several, to which you may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any representation, warranty or covenant of the Company herein contained or any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse you for any legal or other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein; provided further, that the indemnity agreement contained in Section 8.(a) with respect to any Preliminary Prospectus shall not inure to your benefit if you failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person in any case where such delivery is required by the 1933 Act or the Rules and Regulations and if the Prospectus would have cured any untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage, or liability. In addition to its other obligations under this Section 8.(a), the Company agrees that, as an interim measure during the pendency of any such claim, action, investigation, inquiry, or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 8.(a), it will reimburse you on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry, or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse you for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to you within thirty (30) days of a request for reimbursement shall bear interest at the prime rate (or reference rate or other commercial lending rate for borrowers of the highest credit standing) published from time to time by The Wall Street Journal (the "Prime Rate") from the date of such request. This indemnity agreement shall be in addition to any liabilities that the Company may otherwise have. For purposes of this Section 8, the information set forth in the last paragraph on the front cover page (insofar as such information relates to you) and under "Underwriting" in any Preliminary Prospectus and in the Prospectus constitutes the only information furnished by you to the Company for inclusion in any Preliminary Prospectus, the Prospectus, or the Registration Statement. The Company will not, without your prior written consent, settle or compromise or consent to the entry of any judgment in any pending or threatened action or claim or related cause of action or portion of such cause of action in respect of which indemnification may be sought hereunder (whether or not you are a party to such action or claim), unless such settlement, compromise, or consent includes an unconditional release of you from all liability arising out of such action or claim (or related cause of action or portion thereof).

                           The indemnity agreement in this Section 8.(a) shall
extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls you within the meaning of the 1933 Act or the 1934 Act to the same extent as such agreement applies to you.

                  (b) Indemnification by You. You will indemnify and hold harmless the Company against any losses, claims, damages, or liabilities to which the Company may become subject, under the 1933 Act, the 1934 Act, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any warranty or covenant by you herein contained or any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that (i) such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, or the Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein, or (ii) you failed to deliver an amendment or supplement to the Prospectus that the Company made available to you prior to the Closing Date and that corrected any statement or omission in a Preliminary Prospectus, the Registration Statement or the Prospectus which forms the basis for a claim against the Company; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability, or action. In addition to its other obligations under this
Section 8.(b), you agree that, as an interim measure during the pendency of any such claim, action, investigation, inquiry, or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 8.(b), you will reimburse the Company on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry, or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of your obligation to reimburse the Company for such expenses and the possibility that such payments might later been held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to the Company within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities that you may otherwise have. You will not, without the Company's prior written consent, settle or compromise or consent to the entry of any judgment in any pending or threatened action or claim or related cause of action or portion of such cause of action in respect of which indemnification may be sought hereunder (whether or not the Company is a party to such action or claim), unless such settlement, compromise, or consent includes an unconditional release of the Company from all liability arising out of such action or claim (or related cause of action or portion thereof).

                           The indemnity agreement in this Section 8.(b) shall
extend upon the same terms and conditions to, and shall inure to the benefit of, each officer and director of the Company and each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act to the same extent as such agreement applies to the Company.

                  (c) Notices of Claims; Employment of Counsel. Any party that proposes to assert the right to be indemnified under this Section 8 promptly shall notify in writing each party against which a claim is to be made under this Section 8 of the institution of such action but the omission so to notify such indemnifying party of any such action shall not relieve it from any liability it may have to any indemnified party except
(i) to the extent that the omission to notify shall have caused or increased the indemnifying party's liability, and (ii) that the indemnifying party shall be relieved of its indemnity obligation for expenses of the indemnified party incurred before the indemnifying party is notified. Such indemnifying party or parties shall assume the defense of such action, including the employment of counsel (satisfactory to the indemnified party) and payment of fees and expenses. An indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party or parties in connection with the defense of such action or the indemnifying party or parties shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties reasonably shall have concluded that there may be defenses available to it or them that are different from or additional to those available to such indemnifying party or parties (in which case such indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party or parties. Anything in this paragraph to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent.

                  (d) Arbitration. It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 8.(a) and 8.(b) hereof, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the indemnifying parties, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Sections 8.(a) and 8.(b) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses that is created by the provisions of Sections 8.(a) and 8.(b).

                  (e) Contribution. If the indemnification provided for in
Section 8.(a) or 8.(b) is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, or liabilities (or actions in respect thereof) referred to therein, then the Company on the one hand and you on the other shall contribute to the amount paid or payable as a result of such losses, claims, damages, or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and you on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Company and you shall contribute to such amount paid or payable in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and you on the other in connection with the statements or omissions that resulted in such losses, claims, damages, or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total selling commissions received by you in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or to information with respect to you and furnished by you respectively, in writing specifically for inclusion in the Prospectus on the other and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and you agree that it would not be just and equitable if contribution pursuant to this Section 8.(e) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8.(e). The amount paid or payable as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8.(e) shall be deemed to include any legal or other expenses reasonably incurred by any such party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) with respect to the transactions giving rise to the right of contribution provided in this Section 8.(e) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations in this Section 8.(e) for you to contribute are several in proportion to your respective underwriting obligations and not joint. For purposes of this Section 8.(e), each person, if any, who controls you within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as you, and each director of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, shall have the same rights to contribution as the Company.

         9. Representations and Agreements to Survive. Except as the context otherwise requires, all representations, warranties, covenants and agreements contained in this Agreement shall remain operative and in full force and effect regardless of any investigation made by you, or on your behalf, or by any controlling person, or by or on behalf of the Company, and shall survive until the fifth anniversary of the Offering Termination Date and the termination of this Agreement pursuant to Section 10 hereof.

         10.      Termination of Agreement.

                  (a) Termination of Agreement. You shall have the right to terminate this Agreement at any time prior to the Closing Date (i) if any representation or warranty of the Company hereunder shall be found to have been incorrect or misleading in any material respect when made or the Company shall fail, refuse, or be unable to perform any of its agreements hereunder or to fulfill any condition of your obligations hereunder, (ii) if there shall have been since the respective dates as of which information is given in the Registration Statement, a material adverse change, or any development which could reasonably be expected to result in a prospective material adverse change, in or affecting the business, prospects, management, properties, assets, results of operations, or condition (financial or otherwise) of the Company, whether or not arising in the ordinary course of business, (iii) if trading on any national securities exchange shall have been suspended (other than for reasons unrelated to the securities markets), or minimum or maximum prices for trading generally shall have been fixed or maximum ranges for prices for all securities shall have been required on any such exchange by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iv) if there has occurred or accelerated any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable to market the Shares or enforce contracts for the sale of the Shares, (v) if a banking moratorium has been declared by Virginia, New York or federal authorities, (vi) any federal or state statute, regulation, rule, or order of any court or other governmental authority has been enacted, published, decreed, or otherwise promulgated that in your sole judgment materially adversely affects or will materially adversely affect the business or operations of the Company, or (vii) any action has been taken by any federal, state, or local government or agency in respect of its monetary or fiscal affairs that in your reasonable opinion has a material adverse effect on the securities markets in the United States. You shall have no liability to the Company pursuant to this Agreement or otherwise as a result of any such termination.

                  (b)      Result of Termination.

                           (i)      If the sale of the Shares provided for
herein is not consummated (A) because of any termination of this Agreement pursuant to Section 10.(a), (B) because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of your default, (C) by ____________, 1997 due to reasons within the control of the Company or any of its affiliates, or
(D) the Company abandons this Offering and obtains financing from other sources and you are not retained as a senior investment banker in connection with such financing, then in addition to its obligations with respect to expenses as set forth in Section 6, the Company will reimburse you on demand for all your reasonable out-of-pocket expenses (including the fees and expenses of your counsel), including disbursements reasonably incurred by you in reviewing the

Registration Statement and the Prospectus, and in investigating and making preparations for the marketing of the Shares.

                           (ii)     If the sale of all of the Shares is not
consummated by reason of your inability or failure to sell the Shares within sixty (60) days of the effective date of the Registration Statement, and if the inability or failure to sell the Shares is unrelated (A) to any matter giving rise to a right of termination pursuant to Section 10.(a)(i), (B) to any matter described in subsections (B) through (D) of Section 10.(b)(i), or (C) to any significant unforeseen matter concerning the Company detected by you in the course of your due diligence and other investigations, then you will reimburse the Company on demand for all of the Company's reasonable out-of-pocket expenses (including the fees and expenses of its counsel, accountants and the Escrow Agent), including disbursements reasonably incurred by the Company, incurred in connection with the Offering.

                           (iii)            If the sale of the Shares provided
for herein is not consummated for any other reason, the Company shall pay expenses as required by Section 6, and the neither party shall have any additional liability to the other except for such liabilities, if any, as may exist or thereafter arise under Section 8.

         11.      Notices.

                  (a) Method and Location of Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be sent by overnight courier, hand-delivered or telecopied and confirmed as follows:

                           To the Company:

                           Commonwealth Biotechnologies, Inc.
                           911 East Leigh Street
                           Richmond, Virginia 23219
                           Attention:  Richard J. Freer, Ph.D.
                           Telecopier No.:  (804) 648-2641

                           with a copy to:

                           LeClair Ryan
                           707 East Main Street, 11th Floor
                           Richmond, Virginia 23219
                           Attention: J. Benjamin English, Esquire
                           Telecopier No.:  (804) 783-2294

                           To You:

                           Anderson & Strudwick, Incorporated
                           1108 E. Main Street
                           Richmond, Virginia 23219
                           Attention:  Mr. L. McCarthy Downs, III
                           Telecopier No.:  (804) 648-3404

                           with a copy to:

                           Willcox & Savage, P.C.
                           1800 NationsBank Center
                           Norfolk, Virginia 23510
                           Attention:  James J. Wheaton, Esquire
                           Telecopier No.:  (757) 628-5566

                  (b) Time of Notices. Notice shall be deemed to be given by you to the Company or by the Company to you when it is sent by overnight courier, hand-delivered or telecopied as provided in Section 11.(a).

         12. Parties. This Agreement shall inure solely to the benefit of and shall be binding upon you, the Company and the controlling persons referred to in Section 8, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have a legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

         13. Governing Law, Construction, and Time. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia. Specified time of day refers to United States Eastern Time. Time shall be of the essence of this Agreement.

         14. Description Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         15. Counterparts. This Agreement may be executed in one or more counterparts, and if executed in more than one counterpart, the executed counterparts shall together constitute a single instrument.

         If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                Very truly yours,

                                            COMMONWEALTH BIOTECHNOLOGIES, INC.


                                            By:
                                                 Name:
                                                 Title:


Confirmed and accepted as of the date first above written:

ANDERSON & STRUDWICK, INCORPORATED


By:
     L. McCarthy Downs, III
     Senior Vice President

                                    EXHIBIT A


                               Disclosure Schedule


None.

                                    EXHIBIT B


                                 Form of Warrant


See attached.

                                    EXHIBIT C


                             Company's Legal Opinion


                           (i)      The Company has been duly incorporated and
is validly existing in good standing as a corporation under the laws of the Commonwealth of Virginia with all requisite corporate power and authority to enter into this Agreement, to conduct its business and to own and operate its properties, investments and assets as described in the Prospectus. To the actual knowledge of such counsel, the Company is not in violation of any provision of its articles of incorporation or bylaws, and is not in material default under or in breach of any term or condition of any material agreement or instrument of which such counsel has actual knowledge to which the Company is a party or by which any of its properties, investments or assets is bound, except as disclosed in the Prospectus.

                           (ii)     To their actual knowledge, there is not
pending or threatened, any action, suit or proceeding before or by any federal, state or local court or government authority or agency to which the Company is or may be a party, or to which any of the investments, properties or assets of the Company is or may be subject which is not disclosed in the Prospectus that, if adversely determined, would materially affect the ability of the Company to carry out and implement the business of the Company as described in the Prospectus.

                           (iii)            The Shares conform in all material
respects to the descriptions thereof contained in the Prospectus.

                           (iv)     The information in the Prospectus under the
captions "Risk Factors" and "Description of Capital Stock," has been reviewed by such counsel and, insofar as they contain statements of law or describe legal documents, such statements are correct in all material respects.

                           (v)      This Agreement has been duly and validly
authorized, executed and delivered by or on behalf of the Company and assuming due execution and delivery by the other parties thereto constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent enforceability may be limited by (A) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors' rights generally, regardless of whether such enforceability is considered in equity or at law, (B) general equity principles and (C) limitations imposed by federal or state securities laws or the public policy underlying such laws regarding the enforceability of indemnification or contribution provisions.

                           (vi)     The Shares have been duly and validly
authorized by the Company, and upon issuance, will be validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and conform to the description thereof contained in the Prospectus. The form of certificates evidencing the Shares complies with all applicable requirements of Virginia law.

                           (vii)            The execution and delivery of this
Agreement, the incurrence of the obligations herein set forth, the compliance with the terms and provisions hereof and the consummation of the transactions contemplated herein and in the Prospectus do not and will not conflict with or constitute a breach of, or default under, the articles of incorporation or bylaws of the Company, or a material breach of or material default under the terms, provisions or conditions of any other material instrument, agreement or indenture of which such counsel has actual knowledge to which the Company is a party or by which it is bound or by which its properties, assets, business or investments are affected or any statute, order, rule or regulation applicable to the Company or any of the investments, properties or assets of the Company of any court or any federal, state or local governmental authority or agency having jurisdiction over the Company or any of the investments, properties, assets or business of the Company.

                           (viii)           To their actual knowledge, other
than with respect to the securities or blue sky laws of any jurisdiction, no authorization, approval or consent of any federal, state or local court or governmental authority or agency is necessary in connection with the execution and delivery by the Company of this Agreement, the consummation of the transactions contemplated herein and in the Prospectus or the issuance and sale of the Shares.

                           (ix)     All corporate action required to be taken by
the Company as a condition to the sale of the Shares to the purchasers thereof has been taken. To the knowledge of such counsel, there are no preemptive or other rights to subscribe for the Shares except such as have been waived.

                           (x)      The Common Stock, including the Shares, has
been approved for quotation on The Nasdaq Small Cap Market.

                           (xi)     The Registration Statement has become
effective under the 1933 Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or contemplated under the 1933 Act. Other than financial statements and other financial and operating data and schedules contained therein, as to which counsel need express no opinion, the Registration Statement, when it became effective, the Prospectus, as of its date and as of the date hereof, comply as to form in all material respects with the requirements of the 1933 Act and the Rules and Regulations.

                           (xii)            Nothing has come to such counsel's
attention that leads it to believe that the Registration Statement, or any further amendment thereto made prior to the Closing Date, on its effective date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto made prior to the Closing Date, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that such counsel need express no belief regarding the financial statements and related schedules and other financial data contained in the Registration Statement, any amendment thereto, or the Prospectus, or any amendment or supplement thereto).

                           (xiii)           The Company is not, and will not
become solely as a result of the consummation of the Transactions, an "investment company," or an entity that controls or is "controlled by" an "investment company," as such terms are defined under the 1940 Act.

         In rendering the opinions set forth above, LeClair Ryan may rely as to matters of fact upon certificates furnished to them by the Company and its officers. Copies of all certificates so relied upon shall be delivered to you and your counsel.